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                                  EXHIBIT 23.1


Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-11005, 33-33293, 33-38663, 33-44398 and
333-43909) of Nitches, Inc. and Subsidiaries, of our report dated October 10, 1997, appearing in item 8 in this Annual Report on Form 10-K.


MOSS ADAMS LLP

Los Angeles, California
October 30, 1998



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                                  EXHIBIT 23.2


Independent Auditors' Consent

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-11005, 33-33293, 33-38663, 33-44398 and 333-43909) of
Nitches, Inc., of our report dated October 31, 1996, appearing in this Annual Report on Form 10-K of Nitches, Inc. for the year ended August 31, 1998.


Deloitte & Touche LLP

San Diego, California
November 6, 1998







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